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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Dime Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               11-3197414
       (State of Incorporation or         (I.R.S. Employer Identification No.)
             Organization)

  589 Fifth Avenue, New York, New York                   10017
    (Address of Principal Executive                    (Zip Code)
                Offices)

   If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates: (if applicable).

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

   Litigation Tracking Warrants, for the purchase of shares of common stock, par value $0.01 per share, of Dime Bancorp, Inc.
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

   A complete description of the litigation tracking warrants (the "LTWs") to be registered hereunder is contained under the caption "Description of the LTWs" in the Prospectus forming a part of the Form S-3 Registration Statement (File No. 333-48368) of Dime Bancorp, Inc. ("Dime"), originally filed on October 20, 2000, as amended, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any such description included in a form of prospectus subsequently filed by Dime pursuant to Rule 424(b) under the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

 Exhibit
 Number                               Description
 -------                              -----------
   1.    Amended and Restated Certificate of Incorporation of Dime
         (incorporated by reference to Exhibit 3.1 to Dime's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 15, 1998 (SEC file no. 001-13094).
   2.    By-laws of Dime (incorporated by reference to Exhibit 3 to Dime's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the SEC on August 14, 1997 (SEC file no. 001-13094).
   3.    Form of Warrant Agreement, among Dime, EquiServe Trust Company, N.A.
         and Equiserve Limited Partnership, pertaining to the Litigation
         Tracking Warrants.
   4.    Form of Warrant Certificate (included in Exhibit 3).


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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DIME BANCORP, INC.

                                          By:      /s/ James E. Kelly
                                             ----------------------------------
                                                       James E. Kelly
                                                      General Counsel

Date: December 15, 2000

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                                 EXHIBIT INDEX

 Exhibit
 Number                               Description
 -------                              -----------
  1.     Amended and Restated Certificate of Incorporation of Dime
         (incorporated by reference to Exhibit 3.1 to Dime's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 15, 1998, (SEC file no. 001-13094).
  2.     By-laws of Dime (incorporated by reference to Exhibit 3 to Dime's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the SEC on August 14, 1997 (SEC file no. 001-13094).
  3.     Form of Warrant Agreement, between Dime and EquiServe Trust Company
         N.A., pertaining to the Litigation Tracking Warrants.
  4.     Form of Warrant Certificate (included in Exhibit 3).

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